Exhibit 99.1

May 9, 2023

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases First Quarter 2023 Results

Reports Net Income of $21.1 Million or $0.48 per Diluted Share, and Adjusted EBITDA of $12.5 Million

CLAYTON, Mo. (May 9, 2023) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights (all comparisons are with the first quarter of 2022)

●	Revenues were $74.2 million, up 76% from $42.3 million.

●	Net income increased to $21.1 million, or $0.48 per diluted share, from a loss of $12.4 million, or $0.28 per diluted share.

●	Adjusted EBITDA* was $12.5 million, up 496% from $2.1 million.

[*A non-GAAP financial measure.  See "Non-GAAP Financial Measures" for a description of the measure.]

“It is pleasing to report such positive results for the first quarter of this year.

Our Biodiesel segment had a strong start to the year, with our plant operating at full capacity and capturing good margins. This year we are reporting a gain of $8.3 million on derivative instruments as oil prices have fallen since the beginning of the year and this will protect our margin on future sales. This is in sharp contrast with the same quarter last year when oil prices rose steeply in response to the Ukrainian conflict and we reported a loss of $9.1 million on derivative instruments, which we then recovered when we sold the physical biodiesel later in the year.

In our Chemical segment, we also increased revenue and contribution compared to the same quarter last year. This came from continued growth of higher value products in our production mix and also new custom manufacturing business as we bring new customers and products to our operation.” said Tom McKinlay, Chief Executive Officer for FutureFuel Corp.

2023 Cash Dividends

In the first three months of 2023, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see "Non-GAAP Financial Measures" for additional information), include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three months ended March 31:
			Dollar	%
	2023	2022	Change	Change
Revenues	$74,181	$42,261	$31,920	76%
Income (loss) from operations	$18,251	$(9,607)	$27,858	na
Net income (loss)	$21,081	$(12,398)	$33,479	na
Earnings (loss) per common share:
Basic	$0.48	$(0.28)	$0.76	na
Diluted	$0.48	$(0.28)	$0.76	na
Adjusted EBITDA	$12,495	$2,098	$10,397	496%

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2023 increased 76% or $31,920 compared to the three months ended March 31,2022. This increase resulted from increased sales volume and price in the biofuels segment and to a lesser extent, increased sales volume in the chemical segment which was partially offset by reduced sales prices in the chemical segment from product mix.

Income from operations improved $27,858 primarily from i) the change in the activity in derivative instruments with a gain of $8,307 in the three months ended March 31, 2023 and a loss of $9,129 in the same period of the prior year (these include realized gains and losses and a mark to market assessment against inventories yet to be sold - see note 5 of our consolidated financial statements). Affordable feedstocks were acquired and converted to biodiesel which will be sold mostly in the three months ended June 30 and September 30, 2023; and ii) the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit $3,783 in the three months ended March 31, 2023 as compared to $481 in the prior year quarter.

Net income was $21,081 or $0.48 per diluted share for first quarter 2023 as compared to a loss of $12,398 or $0.28 per diluted share for first quarter 2022 for the same reasons described above.

Capital Expenditures

Capital expenditures were $2,459 in the first three months of 2023, compared with $977 in the same period in 2022.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $182,739 as of March 31, 2023, compared with $163,735 as of March 31, 2022.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2022 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$145,058	$175,640
Accounts receivable, inclusive of the blenders' tax credit of $7,037 and $8,970 and net of allowances for bad debt of $74 and $48, respectively	25,927	26,204
Inventory	69,234	26,761
Marketable securities	37,681	37,126
Other current assets	13,598	8,045
Total current assets	291,498	273,776
Property, plant and equipment, net	76,899	76,941
Other assets	4,881	5,252
Total noncurrent assets	81,780	82,193
Total Assets	$373,278	$355,969
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$36,833	$36,345
Dividends payable	7,877	10,503
Other current liabilities	8,871	9,250
Total current liabilities	53,581	56,098
Deferred revenue – long-term	13,913	15,079
Other noncurrent liabilities	1,686	1,792
Total noncurrent liabilities	15,599	16,871
Total liabilities	69,180	72,969
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,763,243 issued and outstanding as of March 31, 2023 and December 31, 2022	4	4
Accumulated other comprehensive income (loss)	16	(1)
Additional paid in capital	282,489	282,489
Retained earnings	21,589	508
Total Stockholders’ Equity	304,098	283,000
Total Liabilities and Stockholders’ Equity	$373,278	$355,969

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31:
	2023	2022
Revenue	$74,181	$42,261
Cost of goods sold and distribution	52,558	49,416
Gross profit (loss)	21,623	(7,155)
Selling, general, and administrative expenses	2,300	1,773
Research and development expenses	1,072	679
	3,372	2,452
Income (loss) from operations	18,251	(9,607)
Interest and dividend income	2,336	664
Gain (loss) on marketable securities	533	(4,127)
Other expense	(32)	(32)
Other income (expense)	2,837	(3,495)
Income (loss) before income taxes	21,088	(13,102)
Income tax provision (benefit)	7	(704)
Net income (loss)	$21,081	$(12,398)

Earnings (loss) per common share
Basic	$0.48	$(0.28)
Diluted	$0.48	$(0.28)
Weighted average shares outstanding
Basic	43,763,243	43,763,243
Diluted	43,766,536	43,766,243

Comprehensive income (loss)
Net income (loss)	$21,081	$(12,398)
Other comprehensive income (loss) from unrealized net gains (losses) on available-for-sale securities	22	(62)
Income tax effect	(5)	13
Total unrealized gain (loss), net of tax	17	(49)
Comprehensive income (loss)	$21,098	$(12,477)

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$21,081	$(12,398)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,551	2,570
Amortization of deferred financing costs	24	24
Benefit for deferred income taxes	(5)	(719)
Change in fair value of equity securities	(533)	4,100
Change in fair value of derivative instruments	(4,902)	(1,536)
Loss on the sale of investments	-	27
Loss on disposal of property and equipment	-	6
Noncash interest expense	8	8
Changes in operating assets and liabilities:
Accounts receivable	277	11,268
Accounts receivable – related parties	-	58
Inventory	(42,473)	(10,700)
Income tax receivable	23	15
Prepaid expenses	525	631
Prepaid expenses – related party	-	(8)
Other assets	(5,165)	38
Accounts payable	413	(730)
Accounts payable – related parties	25	57
Accrued expenses and other current liabilities	(270)	(917)
Accrued expenses and other current liabilities – related parties	(1)	(1)
Deferred revenue	(1,274)	(2,269)
Other noncurrent liabilities	(114)	(100)
Net cash used in operating activities	(29,810)	(10,576)
Cash flows from investing activities
Collateralization of derivative instruments	4,327	(2,664)
Proceeds from the sale of marketable securities	-	250
Proceeds from the sale of property and equipment	-	56
Capital expenditures	(2,459)	(977)
Net cash provided by (used in) investing activities	1,868	(3,335)
Cash flows from financing activities
Payment of dividends	(2,626)	(2,626)
Deferred financing costs	(14)	-
Net cash used in financing activities	(2,640)	(2,626)
Net change in cash and cash equivalents	(30,582)	(16,357)
Cash and cash equivalents at beginning of period	175,640	137,521
Cash and cash equivalents at end of period	$145,058	$120,984

Noncash capital expenditures	$258	$174
Cash dividends declared, not paid	$7,877	$7,877

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended March 31:
	2023	2022
Net income (loss)	$21,081	$(12,398)
Depreciation	2,551	2,570
Interest and dividend income	(2,336)	(664)
Non-cash interest expense and amortization of deferred financing costs	32	32
Loss on disposal of property and equipment	-	6
(Gain) loss on derivative instruments	(8,307)	9,129
(Gain) loss on marketable securities	(533)	4,127
Income tax provision (benefit)	7	(704)
Adjusted EBITDA	$12,495	$2,098

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three months ended March 31:
	2023	2022
Net cash provided by operating activities	$(29,810)	$(10,576)
Benefit for deferred income taxes	5	719
Interest and dividend income	(2,336)	(664)
Income tax provision (benefit)	7	(704)
(Gain) loss on derivative instruments	(8,307)	9,129
Change in fair value of derivative instruments	4,902	1,536
Changes in operating assets and liabilities, net	48,034	2,658
Adjusted EBITDA	$12,495	$2,098

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended March 31:
	2023	2022
Revenue
Custom chemicals	$16,620	$15,715
Performance chemicals	5,261	5,846
Chemicals revenue	$21,881	$21,561
Biofuels revenue	52,300	20,700
Total Revenue	$74,181	$42,261

Segment gross profit
Chemicals	$8,623	$5,418
Biofuels	13,000	(12,573)
Total gross profit	$21,623	$(7,155)

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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